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                                 EXHIBIT 23(b)

                       E.E. Templeton & Associates, Inc.
                             401 1/2 Second Street
                              Marietta, Ohio 45750

                                  614-373-5046

November 4, 1996
Resource America, Inc.
Attention: Jeffrey C. Simmons
Vice President - Energy
2876 S. Arlington Rd.
Akron, Ohio  44312

Gentlemen:

We hereby consent to the use of our audit report for the fiscal year ending September 30, 1996, dated October 15, 1996, on reserves and revenue from certain properties owned by Resource America Inc. on Form S-1.

Very truly yours,

/s/ Elmer E. Templeton

E.E. Templeton & Associates, Inc.

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